Exhibit 21
Subsidiaries
Steadfast Income REIT Operating Partnership, L.P. (Delaware)
SIR Lincoln Tower, LLC (Illinois)
SIR Park Place, LLC (Iowa)
SIR Arbor Pointe, LLC (Delaware)
SIR Clarion Park, LLC (Delaware)
SIR Cooper Creek, LLC (Delaware)
SIR Truman Farm, LLC (Delaware)
SIR Prairie Walk, LLC (Delaware)
SIR EBT Lofts, LLC (Delaware)
SIR Windsor on the River, LLC (Delaware)
SIR Renaissance, LLC (Delaware)
SIR Spring Creek, LLC (Delaware)
SIR Montclair Parc, LLC (Delaware)
SIR Sonoma Grande, LLC (Delaware)
SIR Estancia, LLC (Delaware)
SIR Montelena, LLC (Delaware)
SIR Valley Farms, LLC (Delaware)
SIR Hilliard Park, LLC (Delaware)
Hilliard Park Partners, L.L.C. (Ohio)
SIR Sycamore Terrace, LLC (Delaware)
SIR Hilliard Summit, LLC (Delaware)
Hilliard Meadows Apartments, LLC (Ohio)
SIR SM Apartments, LLC (Delaware)
SIR Renaissance Condos, LLC (Delaware)
SIR Ashley Oaks, LLC (Delaware)
SIR Moorings, LLC (Delaware)
SIR Arrowhead, LLC (Delaware)
SIR Residential Services, Inc. (California)
SIR Forty 57, LLC (Delaware)
SIR Valley Farms Clubhouse, LLC (Delaware)
SIR Valley Farms North, LLC (Delaware)
SIR Riverford, LLC (Delaware)
SIR Keystone, LLC (Delaware)
SIR Montecito, LLC (Delaware)
SIR Hilliard Grand, LLC (Delaware)
Hilliard Grand Apartments, LLC (Ohio)